                                   FIRST AMENDMENT TO
                              REVOLVING CREDIT AGREEMENT
                                     AND GUARANTY

               THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT AND GUARANTY (this "Amendment") made this 13th day of December, 1996, by and among STORAGE TRUST PROPERTIES, L. P., a Delaware limited partnership ("Borrower"), STORAGE TRUST REALTY, a Maryland real estate investment trust ( Guarantor ), THE FIRST NATIONAL BANK OF BOSTON, individually ("FNBB"), BANK OF AMERICA ILLINOIS ( BOA ), DRESDNER BANK AG NEW YORK AND GRAND CAYMAN BRANCHES, as successor to Dresdner Bank AG Chicago and Grand Cayman Branches
          ( Dresdner ), NBD BANK ( NBD ), SIGNET BANK ( Signet ) and KEY BANK, as successor to Society National Bank ( Key ; FNBB, BOA, Dresdner, NBD, Signet and Key are hereinafter referred to collectively as the Banks ), and THE FIRST NATIONAL BANK OF BOSTON, as Agent (the "Agent").

                                  W I T N E S E T H:

               WHEREAS, Borrower, Agent and the Banks (or their predecessors-in-interest) entered into that certain Revolving Credit Agreement dated January 25, 1996 (the "Credit Agreement"); and

               WHEREAS, Guarantor has executed and delivered to the Agent and the Banks that certain Unconditional Guaranty of Payment and Performance dated January 25, 1996 (the Guaranty ); and

               WHEREAS, Borrower has requested that Agent and the Banks modify and amend certain terms and provisions of the Credit Agreement and the Guaranty;

               NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

               1. Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

               2. Modification of the Credit Agreement. Borrower, Banks and Agent do hereby modify and amend the Credit Agreement as follows:

                    (a) By deleting in their entirety the definitions of the following terms appearing in Sect. 1.1 of the Credit Agreement:
          Assignment of Leases and Rents , Assignment of Management Agreement and Subordination , Eligible Real Estate , Eligible Real Estate Qualification Documents , Indemnity Agreement , Management Agreements , Mortgaged Property or Mortgaged

          Properties , Secured Asset Value , Secured Debt Service Coverage Amount , Security Deeds , Security Documents and Service Agreement ;

                    (b) By deleting in their entirety the definitions of the terms Applicable Margin , Borrowing Base , Debt Service , Debt Service Coverage Amount , Funds Available for
          Distribution , Loan Documents , Pro Forma Principal Payments and Rent Roll appearing in Sect. 1.1 of the Credit Agreement, and inserting in lieu thereof the following:

                          Actual Scheduled Principal Payments.  For any
                    period, the sum of all scheduled or mandatory principal payments due and payable during such period with respect to all Indebtedness of the Borrower excluding any balloon payments due upon maturity of any Indebtedness.

                         Applicable Margin.  On any date that the lower of
                    the Implied Ratings issued from time to time by either of the Rating Agencies for the Borrower or the Guarantor is an Investment Grade Rating, the applicable margin set forth below based on the lower of the Implied Ratings issued by either of the Rating Agencies for the Borrower or the Guarantor and the type of the
                    Loan:

               Rating                   Base Rate Loans               LIBOR
          Rate Loans

            A/A2 or better                         0%                 1.25%

            BBB+/Baa1 to A-/A3                     0%                 1.30%

            BBB/Baa2                               0%                 1.40%

            BBB-/Baa3                              0%                 1.50%

                    provided, however, that on any date that the lower of the Implied Ratings for the Borrower or the Guarantor is not an Investment Grade Rating or neither the Borrower nor the Guarantor has obtained a rating from either of the Rating Agencies, the Applicable Margin for Base Rate Loans shall be 0.00% and the Applicable Margin for LIBOR Rate Loans shall be 1.625%. In the event of any change in an Implied Rating of either the Borrower or the Guarantor by either of the Rating Agencies or if either the Borrower s or the Guarantor's Implied Rating shall cease at any time to be an Investment Grade Rating by either of the Rating Agencies (but subject to the provisions within the definition of the term "Investment Grade Rating"), such change shall effect a change in the Applicable Margin on the first Business Day after the Rating Notice Date. It is the intention of the parties that if either the Borrower or the Guarantor shall only obtain an Investment Grade Rating from one of the Rating Agencies without seeking an Investment Grade Rating from the other of the Rating Agencies, the Borrower shall be entitled to the benefit of the rate reductions described above (it being the intent of the parties that the Borrower shall be entitled to the benefit of the rate reductions described above if only one of the Borrower or the Guarantor obtains an Investment Grade Rating); provided that if one of the Borrower or the Guarantor shall have obtained an Investment Grade Rating from both of the Rating Agencies, the lower of the two ratings (or the loss of the Investment Grade Rating from one of the Rating Agencies thereafter), shall control; and provided further that if only one of the Borrower or the Guarantor shall have obtained an Investment Grade Rating from one of the Rating Agencies, the loss of the Investment Grade Rating from such Rating Agency shall control. It is further the intention of the parties that if both the Borrower and the Guarantor shall have obtained an Investment Grade Rating from one or both of the Rating Agencies, the lowest of any of such ratings (or the loss of the Investment Grade Rating from either Rating Agency thereafter as to either the Borrower or the Guarantor), shall control.

                         Borrowing Base.  The Borrowing Base shall be the
                    amount which is the lesser of (a) the maximum amount which, when added to the total outstanding balance of all unsecured Indebtedness of the Borrower and its Subsidiaries (including the Loans), would not exceed forty-five percent (45%) of the aggregate Asset Value of the Unencumbered Operating Properties, and (b) the maximum amount which, when added to the total outstanding balance of all unsecured Indebtedness of the Borrower and its Subsidiaries (including the Loans), would not exceed the Debt Service Coverage Amount for the Unencumbered Operating Properties.

                         Debt Service.  For any period, the sum of all
                    interest (including capitalized interest) and the Actual Scheduled Principal Payments that are due and payable during such period.

                         Debt Service Coverage Amount.  At any time
                    determined by Agent, an amount equal to the maximum principal loan amount which, when bearing interest at a rate per annum equal to the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two and one-fourth percent (2.25%) and payable based on a twenty year mortgage style amortization schedule (expressed as a mortgage constant percentage), could be paid by the monthly principal and interest payment amount resulting from dividing (x) the quotient obtained by dividing an amount equal to
                    (i) the sum of (A) the aggregate Operating Cash Flow from the Unencumbered Operating Properties for the preceding two (2) fiscal quarters multiplied by two
                    (2), minus (B) the Capital Improvement Reserve, by
                    (ii) 2.00, by (y) 12. An example of the calculation of the Debt Service Coverage Amount is set forth in
                    Schedule 2 attached hereto. In the event that the Borrower shall have owned a property within the Unencumbered Operating Properties for less than two (2) consecutive fiscal quarters, then for the purposes of performing such calculation, the Operating Cash Flow with respect to such property shall be annualized in such manner as the Agent shall reasonably determine.

                         Funds Available for Distribution.  With respect to
                    any Person for any fiscal period, an amount equal to Funds from Operations minus the Actual Scheduled Principal Payments for such period minus the Capital Improvement Reserve.

                         Loan Documents.  This Agreement, the Notes, the
                    Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantor evidencing or securing the Loans.

                         Rent Roll.   A report prepared by the Borrower
                    showing for each Unencumbered Operating Property its location, Net Rentable Area, occupancy status, rent and other information in substantially the form presented to the Banks prior to the date hereof or in such other form as may have been approved by the Agent, such approval not to be unreasonably withheld. ;

                    (c) By deleting the words Guarantor has an Investment Grade Rating from either of the Rating Agencies or a rating of BBB- or better from Duff & Phelps Credit Rating Company appearing in the seventh (7th) and eighth (8th) lines of Sect. 2.2 of the Credit Agreement and inserting in lieu thereof the words
           Borrower or Guarantor has an Investment Grade Rating from either of the Rating Agencies ;

                    (d) By deleting Sect. 2.8(b)(i) of the Credit Agreement in its entirety, and inserting in lieu thereof the following:
                       (i) Investment Grade Rating.  The Borrower or the
                    Guarantor shall have obtained an Investment Grade
                    Rating from either or both of the Rating Agencies, which continues in full force and effect as to any such rating obtained prior to the Maturity Date (it being understood that if either the Borrower or the Guarantor shall have obtained an Investment Grade Rating from either or both of the Rating Agencies and any such Implied Rating as to the Borrower or the Guarantor ceases to be an Investment Grade Rating by either of the Rating Agencies at the time required by Sect. 2.8(b), then Borrower shall not be entitled to an extension of the Maturity Date pursuant to Sect. 2.8(b)(i). ;

                    (e) By deleting the words (or Mortgaged Properties, if applicable) appearing in the second (2nd) and third (3rd) lines of Sect. 7.4(h) of the Credit Agreement;

                    (f) By renumbering Sect. 7.4(i) of the Credit Agreement as Sect. 7.4(j), and inserting the following paragraph as new Sect. 7.4(i) of the Credit Agreement:

                          (i) Not later than five (5) Business Days after
                    the Borrower receives notice of the same from the Rating Agency or otherwise learns of the same, notice of a Rating Notice as to the Borrower; and ;

                    (g) By inserting the following sentence at the end of Sect. 7.4 of the Credit Agreement:

                     Notwithstanding the foregoing, unless otherwise
                    requested by the Agent or the Majority Banks, Borrower shall not be required to deliver the balance sheets, statements or other matters required by Sect. 7.4(a) or Sect. 7.4(b) to the extent the same are incorporated in the balance sheets, statements and other matters delivered to the Banks by the Guarantor as and when required by the Guaranty. ;

                    (h) By deleting the word and number four (4) appearing in the sixth (6th) line of Sect. 7.14(b) of the Credit Agreement, and inserting in lieu thereof the word and number two
          (2) ;

                    (i) By inserting the following as new Sect. 7.16 of the Credit Agreement:

                          7.16. More Restrictive Agreements. Should the Borrower or the Guarantor or any of their respective Subsidiaries enter into or modify any agreements or documents pertaining to any existing or future
                    Indebtedness permitted by Sect. 8.1(h), which agreements or documents include covenants (whether affirmative or negative), warranties, defaults or events of default
                    (or any other provision which may have the same practical effect as any of the foregoing) which are individually or in the aggregate more restrictive against the Borrower, the Guarantor or their respective Subsidiaries than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly notify the Agent and, if requested by the Agent or the Majority Banks, the Borrower, the Agent, and the Banks shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Agent or the Majority Banks in their sole discretion, and the Borrower shall cause the Guarantor to consent to such amendment. ;

                    (j) By deleting Sect. 8.1(h) of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

                          (h) subject to the provisions of Sect. 9, unsecured subordinated debt or senior unsecured long-term debt of the Borrower and its Subsidiaries (which senior unsecured long term debt of the Borrower may rank pari passu with the Obligations), provided that (i) the aggregate outstanding principal amount of such Indebtedness shall not exceed forty-five percent (45%) of Shareholder's Equity, and (ii) at the time such Indebtedness is issued the scheduled maturity date of such Indebtedness is not sooner than 180 days after the Maturity Date (after giving effect to any extension of the Maturity Date which may have been requested by the Borrower prior to the issuance of such Indebtedness or approved by the Banks, whether or not the same has become effective), and provided further that neither the Borrower nor any of its Subsidiaries shall incur any of the Indebtedness described in this Sect. 8.1(h) unless it shall have provided to the Banks (A) prior written notice of the proposed issuance of such Indebtedness, a statement that no Default or Event of Default exists and a certificate that the Borrower will be in compliance with its covenants referred to therein after giving effect to such incurrence, (B) evidence reasonably satisfactory to the Agent that the Rating
                    Agency has been advised of the issuance of such Indebtedness within five (5) days of such issuance, and
                    (C) upon the request of Agent, evidence that the annual rating maintenance fee has been paid to the Rating
                    Agency; and ;

                    (k) By deleting Sect. 8.7 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

                         "Sect. 8.7   Distributions.  The Borrower will not pay
                    any Distribution to the partners of the Borrower if such Distribution is in excess of the greater of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding fiscal quarter would exceed (i) ninety percent (90%) of its Funds from Operations for the two
                    (2) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid, or
                    (ii) ninety-five percent (95%) of its Funds Available for Distribution for the two (2) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid. The foregoing limitation on Distributions shall not preclude the Borrower from paying Distributions to the Guarantor in an amount equal to the minimum Distributions required under the Code to maintain the REIT Status of the Guarantor. ;

                    (l) By deleting the word four appearing in the twelfth (12th) line of Sect. 8.9 of the Credit Agreement, and inserting in lieu thereof the word two ;

                    (m) By deleting Sect. 9.1 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

                          Sect. 9.1   Liabilities to Assets Ratio.  The Borrower
                    will not, at the end of any fiscal quarter, permit the ratio of Consolidated Total Liabilities to Consolidated Total Assets of the Borrower to exceed 0.45 to 1. ;

                    (n) By deleting Sect. 9.2 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

                          Sect. 9.2   Debt Coverage.  The Borrower will not, at
                    the end of any fiscal quarter, permit the Funds from Operations plus interest expense of the Borrower and its Subsidiaries for such quarter and the preceding quarter (treated as a single accounting period) (the
                     Test Period ) to be less than 2.50 times the Debt
                    Service for the Test Period. ;

                    (o) By deleting Sect. 9.3 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

                          Sect. 9.3   Fixed Charge Coverage.  The Borrower will
                    not, at the end of any fiscal quarter, permit the sum equal to (a) Funds from Operations plus (b) interest expense minus (c) the Capital Improvement Reserve minus
                    (d) the minimum Distributions required under the Code to maintain the REIT Status of the Guarantor minus
                    (e) the Actual Scheduled Principal Payments for the
                    Test Period, to be less than 1.25 times the interest expense of the Borrower and its Subsidiaries (including capitalized interest) for the Test Period. ;

                    (p) By deleting Sect. 15(g) of the Credit Agreement in its entirety, and by deleting the words including, without limitation, the cost of reviewing the Eligible Real Estate Qualification Documents pursuant to Sect. 2.8(b) appearing in 15(c) and in the penultimate sentence of 15;

                    (q) By deleting Paragraph 2 of Exhibit D to the Credit Agreement in its entirety, and inserting in lieu thereof the following:

                          2.  Investment Grade Rating.  Borrower or
                    Guarantor has obtained an Investment Grade Rating from either of the Rating Agencies, which continues in full force and effect as required by 2.8(b)(i) of the Credit Agreement. ;

                    (r) By deleting Schedule 2 attached to the Credit Agreement in its entirety, and inserting in lieu thereof Schedule 2 attached to this Amendment; and

                    (s) By deleting Schedule 3 attached to the Credit Agreement in its entirety.

               3. Modification of the Guaranty. Guarantor, the Banks and the Agent do hereby modify and amend the Guaranty as follows:

                    (a) By deleting Paragraph 11(b) of the Guaranty in its entirety and inserting in lieu thereof the following:

                          (b) Guarantor will have as its sole business purpose being the sole general partner of the Borrower and will own no assets other than its general partnership interest in the Borrower, Short-term Investments, its ownership of the stock of the corporate general partners of Subsidiaries of the Borrower and other assets (such as prepaid insurance) reasonably necessary for the operation of Guarantor s business in the ordinary course of business consistent with the terms of this Guaranty and the other Loan Documents; and

                    (b) By deleting Paragraph 11(o) of the Guaranty in its entirety and inserting in lieu thereof the following:

                          (o) Guarantor shall not pay any Distribution to the shareholders of the Guarantor if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding fiscal quarter will exceed (i) ninety percent (90%) of its Funds from Operations for the two (2) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid, or (ii) ninety-five percent (95%) of its Funds Available for Distribution for the two (2) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid. The foregoing limitation on Distributions shall not preclude the Guarantor from paying Distributions necessary to maintain its REIT Status; and .

               4. Fees. In consideration of the execution of this Amendment by the Banks, the Borrower has contemporaneously with the execution hereof paid to Agent for the account of the Banks a modification fee in the amount of $75,000.00, which fee is fully earned and non-refundable under any circumstances. Such fee shall be allocated among the Banks in accordance with their respective Commitment Percentages.

               5. References to Credit Agreement and Guaranty. All references in the Loan Documents to the Credit Agreement or the Guaranty shall be deemed a reference to the Credit Agreement or the Guaranty, as applicable, as modified and amended herein.

               6. Consent of Guarantor. By execution of this Amendment, Guarantor hereby expressly consents to the modifications and amendments relating to the Credit Agreement as set forth herein, and Guarantor hereby acknowledges, represents and agrees that the Guaranty remains in full force and effect and constitutes the valid and legally binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Guarantor s obligations under the Guaranty.

               7. No Default. By execution hereof, the Borrower and Guarantor certify that the Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing except with respect to which a waiver has been obtained in accordance with the terms of the Credit Agreement.

               8. Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that Borrower and Guarantor have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Banks, or any past or present officers, agents or employees of Agent or any of the Banks, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

               9. Guaranty of Debt by Guarantor. Notwithstanding the terms of the Guaranty, the Banks hereby consent to the indebtedness evidenced by the guaranty by the Guarantor of the obligations of the Borrower with respect to the senior notes of the Borrower to be issued in a principal amount not exceeding $100,000,000.00 within six (6) months of the date hereof pursuant to a private debt placement with Lehman Brothers acting as lead placement agent.

               10. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the Guaranty as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents.

               11. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

               12. Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement and the Guaranty.

               IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

                                   BORROWER:

                                   STORAGE TRUST PROPERTIES, L.P., a
                                   Delaware limited partnership, by its
                                   sole general partner

                                   By:  Storage Trust Realty, a Maryland
                                        real estate investment trust


          By:__________________________________
                                                  Name:
                                             Title:

                                                       [SEAL]

                                   GUARANTOR:

                                   STORAGE TRUST REALTY, a Maryland real
                                   estate investment trust

                                   By:
          _____________________________________
                                         Name:
                                         Title:
                                                       [SEAL]

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                   individually and as Agent



          By:_______________________________________
                                        Jeffrey L. Warwick, Director


                                             [BANK SEAL]

                                   BANK OF AMERICA ILLINOIS



          By:_______________________________________
                                        Title:

                                             [BANK SEAL]

                                DRESDNER BANK, AG New York and Grand
                                   Cayman Branches



          By:_______________________________________
                                        Title:


          Attest:____________________________________
                                        Title:

                                                  [BANK SEAL]

                                   KEY BANK



          By:_______________________________________
                                        Title:

                                             [BANK SEAL]

                                   NBD BANK



          By:_______________________________________
                                        Title:

                                             [BANK SEAL]

                                   SIGNET BANK



          By:_______________________________________
                                        Title:

                                             [BANK SEAL]